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                                                                      EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE


           LIGHTNING ROD ANNOUNCES LICENSING ARRANGEMENT WITH DIALOGIC

      DIALOGIC TO FEATURE UNIVERSAL QUEUING TECHNOLOGY FOR NEXT GENERATION
                            COMMUNICATIONS SOLUTIONS


MINNEAPOLIS--MARCH 6--Lightning Rod Software, Inc. (Nasdaq: LROD), a developer of real-time customer interaction solutions, today announced that it has entered into a non exclusive software license agreement and a consulting contract with Dialogic Corporation, an Intel company.

Through this arrangement, Dialogic plans to offer a Universal Queuing Software Development Kit (SDK) that enables independent software vendors (ISVs) and service providers to add essential capabilities to their next generation communications solutions. The new enhancements that come with the SDK allow businesses to queue, route and manage the influx of customer contacts from multiple sources, including telephone calls, email, fax, fax back, interactive voice response (IVR), Web chat and Web callback in environments such as contact centers, sales, marketing, field service and workflow management. As a result of these new features, customers gain the personalized and faster response times that they demand. Solutions built with the SDK can provide important end user benefits, including personalized customer interactions with faster response times, reduced staffing and labor costs, and increased revenue through improved customer contact and up-sell opportunities. In addition, the reporting tools provided by the universal queuing enable end users to monitor and manage their business, driving increased market intelligence and operation efficiencies.

"Our relationship with Dialogic contributes to our continuing effort to successfully restructure our company," said Willem Ellis, Chief Executive Officer. "Dialogic is a premier communications infrastructure company and our relationship will help put our technology in the forefront of next generation open communications solutions on a global scale. We will be working closely with Dialogic's sales and marketing teams to promote our professional implementation and support services for our Interaction Manager(TM) contact center software applications and will be cooperating with Dialogic on consulting service opportunities relating to this technology."

Further details concerning the agreements are provided in Lightning Rod Software's Form 8-K filed with the Securities and Exchange Commission.

AVAILABILITY

Dialogic's Universal Queue SDK is available immediately. Pricing is based on customer requirements. For more information, please contact Dialogic sales at 1-800-755-4444.

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ABOUT LIGHTNING ROD SOFTWARE

Lightning Rod Software (www.lightrodsoft.com), based in Minneapolis, Minnesota, is a leader in multi-channel, real-time customer sales and loyalty solutions for e-businesses such as e-tail site www.estyle.com and online trading site www.stockwalk.com. In addition to these markets, the company provides customer interaction and online loyalty solutions for online financial services, e-service bureaus, online entertainment and other industries. Its customers also include Invacare Supply Group, Gage Marketing Group, and State Capital Credit Union. Lightning Rod is a Microsoft Certified Solutions Provider (MSFT) (www.microsoft.com), Dialogic Strategic Partner (www.intel.com) and member of the CT Media Value Network.

ABOUT DIALOGIC

Dialogic, an Intel Company, provides the critical building blocks and technical services that enable its customers to develop solutions serving the converging Internet and telecommunications market segments. Dialogic products are used in voice, fax, data, speech recognition and synthesis, call center management, and Internet protocol (IP) telephony applications in both service provider and customer premise equipment (CPE) environments.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements based on management's current expectations, beliefs, estimates, assumptions, and projections. For purposes of the Private Securities Reform Act of 1995, all such statements about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures, and financial results are forward-looking statements. Words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions may identify some of the forward-looking statements. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of risks, uncertainties, and other factors, many of which are outside of Lightning Rod Software's control, that could cause actual results and the timing of certain events to differ materially from such statements. For a more detailed description of the factors that could cause such differences, please see Lightning Rod Software's filings with the Security and Exchange Commission. Lightning Rod Software disclaims any intention or obligation to update or revise any forward-looking statements whether the result of new information, future events, or otherwise.


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                                     CONTACT

Lightning Rod Software, Jeffrey Skie, chief financial officer, (952) 837-4051, jeff.skie@lightrodsoft.com.